UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2015

____________________

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 14, 2015, WPCS International Incorporated (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Iroquois Master Fund Ltd., Iroquois Capital Investment Group and American Capital Management, LLC (collectively, the “Investors”), pursuant to which the Company issued to the Investors an aggregate of 8,119 shares of Series H-1 Preferred Convertible Stock of the Company, par value $0.0001 per share (“Series H-1 Shares”), and warrants to purchase 1,217,861 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), with an exercise price of $1.66 per share (the “Warrants”). The purchase price for each Series H-1 Share was $166 and the purchase price for each warrant was $0.1250 per share of Common Stock, for an aggregate purchase price for the Series H-1 Shares and Warrants of $1,500,000. The foregoing description of the Securities Purchase Agreement and Warrants is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and form of Warrant attached hereto as Exhibits 10.1 and 10.2, respectively.

Simultaneously with the Securities Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the Securities and Exchange Commission, on or before October 1, 2015, a registration statement on Form S-3 covering the resale of the Common Stock issuable upon conversion of the Series H-1 Shares and exercise of the Warrants. The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement attached hereto as Exhibit 10.3.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in the first paragraph of Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.

The Company sold the Series H-1 Shares and Warrants in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated under the Securities Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2015, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights of Series H-1 Convertible Preferred Stock (the “Series H-1 Certificate of Designation”).

Under the terms of the Series H-1 Certificate of Designation, each share of Series H-1 Preferred Stock has a stated value of $166 and is convertible into shares of Common Stock, equal to the stated value divided by the conversion price of $1.66 per share (subject to adjustment in the event of stock splits and dividends). The Company is prohibited from effecting the conversion of the Series H-1 Preferred Stock to the extent that, as a result of such conversion, the holder or any of its affiliates beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series H-1 Preferred Stock.

The foregoing description of the Series H-1 Preferred Stock and the Series H-1 Certificate of Designation is not complete and is qualified in its entirety by reference to the full text of the Series H-1 Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1.

Item 8.01	Other Events.

A copy of the press release that discusses this matter is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

3.1	Certificate of Designations, Preferences and Rights of the Series H-1 Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on July 14, 2015
10.1	Securities Purchase Agreement, dated July 14, 2015
10.2	Form of Warrant
10.3	Registration Rights Agreement, dated July 14, 2015
99.1	Press Release, dated July 15, 2015

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: July 15, 2015	By:	/s/ Sebastian Giordano
Name: Sebastian Giordano
Title: Interim Chief Executive Officer